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                                                                    EXHIBIT 3.17

                        American Seafoods Processing LLC

                      Limited Liability Company Agreement

     This Limited Liability Company Agreement (this "Agreement") is made and entered into as of November 2, 2000 by American Seafoods Processing LLC, a Delaware limited liability company (the "Company") and American Seafoods International LLC, being the sole member (the "Member") and Manager of the Company.

                                    Article I
                                   The Company

     1.1 Formation. The Member has formed the Company subject to the provisions of the Delaware Limited Liability Company Act as currently in effect and as the same may be amended from time to time (the "Act").

     1.2 Filing. In connection with the execution of this Agreement, the Member has caused a Certificate of Formation that complies with the requirements of the Act to be properly executed and filed with the Delaware Secretary of State by Jeffrey C. Davis, as an authorized person within the meaning of the Act, and the Member hereby ratifies such filing and formation of the Company, and the Member is hereby designated an authorized person to execute such further documents (including amendments to the Certificate of Formation) and take such further action as is appropriate to comply with the requirements of law for the formation or operation of a limited liability company in all states and counties where the Company may conduct its business.

     1.3  Name. The name of the Company shall be American Seafoods Processing
LLC.

     1.4 Registered Office - Registered Agent. The registered agent and registered office of the Company in Delaware is as follows:

               The Corporation Trust Company
               Corporation Trust Center
               1209 Orange Street
               Wilmington, DE 19801

and thereafter at such other location and/or registered agent as the Member may designate from time to time.

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     1.5  Events of Dissolution. The Company shall continue until December 31,
2050, unless sooner dissolved by:

          (a)  the election of the Member;

          (b) any event which makes it unlawful for the business of the Company to be carried on by the Member; or

          (c) any other event causing a dissolution of a limited liability company under the Act.

     1.6 Management of Business. Subject to Section 4.1 ("Authority and Appointment of Managers"), the business of the Company shall be conducted under the management of the Member consistent with the Limited Liability Company Agreement of the Member. The Member shall be responsible for the management of the business and affairs of the Company, and the Company shall be managed solely by the Member. Except as otherwise expressly provided in this Agreement, the Member shall have the exclusive power and authority to take such action for and on behalf of the Company as the Member shall from time to time deem necessary or appropriate to carry on the business of the Company and to carry out the purposes for which the Company was organized. Without limiting the generality of the foregoing, but subject to any express provisions to the contrary in this Agreement, the Member shall have the right, power and authority, in the name of, and on behalf of, the Company to:

          (a) protect and preserve the title and interest of the Company in the property and assets owned by the Company;

          (b) pay, before delinquency and prior to the addition thereto of interest or penalties, all taxes, assessments, rent and other impositions applicable to the property and assets owned by the Company and undertake any action or proceedings seeking to reduce such taxes, assessments, rents or other impositions;

          (c) retain or employ and coordinate the services of all employees, supervisors, architects, engineers, accountants, attorneys and other persons necessary or appropriate to carry out the business of the Company;

          (d) maintain casualty and liability insurance and such other insurance as is customarily maintained by owners of property utilized in a similar manner in the geographic area in which any property owned by the Company is located, and pay all insurance premiums, debts and other obligations of the Company;

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          (e)  maintain all funds of the Company in an account or accounts and in a bank or banks as may be selected by the Member pursuant to
               Section 5.1 ("Funds");

          (f) promptly cure or correct, after receipt of notice, any violation of law, rule or order of any governmental authority having jurisdiction over Company property, assets or business; and

          (g) comply with the terms of all contracts required to be complied with by the Company.

     Except as otherwise provided herein, to the extent the duties of the Member require the expenditure of funds to be paid to third parties, the Member shall not have any obligations hereunder, except to the extent that Company funds are reasonably available to the Member for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the Member, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Company.

     1.7  Character of Business. The business of the Company shall be:

          (a) To transact any and all businesses for which limited liability companies may be formed under Delaware law, and

          (b) To accomplish any of the foregoing purposes for its own account or as nominee, agent or trustee for others.

     1.8 Principal Place of Business. The location of the principal place of business of the Company shall be:

          40 Herman Melville Boulevard
          New Bedford, MA 02741

or at such other place as the Member from time to time may select.

     1.9 Intent of Parties. The parties intend that the Company be treated as a disregarded entity for Federal income tax purposes.

                                   Article II
                       Profits, Losses and Distributions

     2.1 Profits and Losses. The Member shall treat all profits and losses of the Company as its own profits and losses for Federal income tax purposes.

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     2.2  Distributions. Subject to the Act and other applicable law, the Member shall cause the Company to distribute funds to the Member at the Member's discretion.

                                   Article III
                                 Indemnification

     3.1  Right to Indemnification.

          (a) The Company shall, to the fullest extent permitted by law, indemnify each Manager, the Member, any owner or principal of the Member, any person that is a director, officer, employee, agent or representative of the Member, and any other persons as the Member may reasonably designate from time to time (each, an "Indemnitee") from and against any and all losses, claims, damages, liabilities, costs and expenses (including attorneys' fees and costs), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Company in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that an act or omission of the Indemnitee was material to the matter giving rise to the claim, demand, action, suit or proceeding and (i) was committed in bad faith, (ii) was the result of active and deliberate dishonesty, or (iii) constituted gross negligence or willful misconduct or a willful breach of this Agreement or any other agreement to which such Indemnitee is a party. Any indemnification pursuant to this Section 3.1 shall be made only out of the assets of the Company, and the Member shall not be required to contribute or advance funds to the Company to enable the Company to satisfy its obligations under this Section 3.1;

          (b) Reasonable expenses incurred by an Indemnitee who is a party to a proceeding shall be paid or reimbursed by the Company in advance of the final disposition of the proceeding upon receipt by the Company of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that it is entitled to indemnification by the Company pursuant to this Section 3.1 with respect to such expenses and proceeding, and (ii) a written undertaking by or on behalf of the Indemnitee, to and in favor of the Company, wherein the Indemnitee agrees to repay the amount if it shall ultimately be adjudged not to have been entitled to indemnification under this Section 3.1; and

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          (c)  The provisions of this Section 3.1 are for the benefit of each
               Indemnitee, its heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other persons.

     3.2  Right of Claimant to Bring Suit. If a claim under Section 3.1 of this
Article is not paid in full by the Company within thirty days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. In any such action, the Company shall have the burden of proving that the Indemnitee was not entitled to the requested indemnification or payment of expenses under applicable law. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the claimant has failed to meet a standard of conduct which makes it permissible under Delaware law for the Company to indemnify the claimant for the amount claimed. Neither the failure of the Company to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met such standard of conduct, nor an actual determination by the Company that the claimant has not met such standard of conduct, shall be a defense to the action or create a presumption that the claimant has failed to meet such standard of conduct.

     3.3 Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any law, agreement, vote of the Member or otherwise.

     3.4 Insurance. The Company may maintain insurance, at its expense, to protect itself, each Manager, the Member, any owner or principal of the Member, any person that is a director, officer, employee, agent or representative of the Member, and any other persons as the Member may reasonably designate from time to time, against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under Delaware law.

     3.5 Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article III shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

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                                   Article IV
                        Rights and Obligations of Member

     4.1  Authority and Appointment of Managers - Authority of Member.

          (a) Notwithstanding anything else in this Agreement, including, without limitation, Section 1.6 ("Management of Business"), but subject to the limitations imposed by the Act and the Company's Certificate of Formation, authority to manage and control the business affairs of the Company and to make decisions regarding the ordinary course of the business of the Company, may be vested in one or more managers (each, a "Manager") who shall be appointed by the Member. Pursuant to the foregoing, each Manager shall have all the rights and powers of a Manager as provided in the Act, and, except as otherwise provided by law, any action taken by a Manager in the ordinary course of the Company's business shall constitute the act of and serve to bind the Company. A Manager also may have, and may utilize, the title of President, Director, Managing Director, Chairman, Chief Executive Officer or any other title designated by the Member;

          (b) Notwithstanding Section 4.1 (a), the powers to act on the following matters are reserved to the Member and may be exercised only upon, and shall be effective only subject to, the written consent of the Member:

               (i) to adopt, alter, amend or repeal the Certificate of Formation of the Company or any subsidiary thereof (each, a "Subsidiary") or any of the provisions of this Agreement or any limited liability company agreement or operating agreement of any Subsidiary, including, without limitation, the provisions herein specifying the appointment of Managers;

               (ii) to make any material change in the nature of the business of the Company, including, without limitation, the investment of the Company's funds in other businesses, the undertaking by the Company of any new projects which are materially different from the then current business of the Company;

               (iii) to take any steps to merge, consolidate or dissolve the Company or otherwise to terminate its existence;

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               (iv)   to make any sale, lease, exchange or other disposition of
                      any Subsidiary, the business of the Company or all or substantially all of the property or assets of the Company;

               (v) to take any action to create a Subsidiary or other business entity of the Company, or to participate in any joint venture, association, partnership, limited liability company, or corporation;

               (vi) to issue or redeem any membership interests in the Company;

               (vii) to consent to, authorize or take any action of or with respect to any Subsidiary (whether on behalf of or in the name of such Subsidiary or otherwise) for which the approval of such Subsidiary's member(s) is required under such Subsidiary's articles of organization, certificate of formation, limited liability company agreement, operating agreement, any similar document or agreement, or the laws of the jurisdiction under which such Subsidiary is organized;

               (viii) to require additional capital contributions or loans from the Member;

               (ix) to approve any transaction with any Manager or with any person which directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person; and

               (x) to declare bankruptcy or insolvency under any applicable law or to appoint a receiver, liquidator, sequestrator, trustee or custodian with power over all or a substantial part of its assets.

          (c) The Member shall have the sole authority to remove any Manager with or without cause by written notice to such Manager. A Manager shall be deemed to be removed upon any death or disability of such person. Disability for purposes hereof shall mean that such person is unable to perform such person's duties hereunder due to mental or physical incapacity for a period of three (3) months or more;

          (d) The Company hereby appoints American Seafoods International LLC as the Manager.

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     4.2  Limited Liability. Except as required under the Act or as expressly set forth in this Agreement, no Member shall be personally liable for any debt, obligation or liability of the Company, whether that debt, liability or obligation arises in contract, tort or otherwise.

     4.3 Amendments. Amendments to this Agreement may be made only by an instrument in writing signed by the Member.

                                    Article V
                                    Accounts

     5.1 Funds. All funds of the Company shall be deposited in the name of the Company in such account or accounts as shall be designated by the Member or a Manager. All withdrawals from such account or accounts are to be made upon written bank instruments which must be signed by the Member or a Manager.

                                   Article VI
                                      Books

     6.1 Books and Records. The Member or a Manager shall cause to be kept, at the principal place of business of the Company, full and proper ledgers and other books of account in which shall be entered all matters relating to the Company, including all income, expenditures, assets and liabilities thereof. Such books shall be kept on a calendar-year basis in accordance with generally accepted accounting principles consistently applied, and shall be closed and balanced at the end of each tax year.

                                   Article VII
                                   Termination

     7.1 Liquidation of the Company. If the Company is dissolved, the Member shall proceed with reasonable promptness to liquidate the Company. The assets of the Company shall be distributed first to satisfy or provide for the satisfaction of all liabilities of the Company to creditors, including, liquidating expenses and obligations and thereafter to the Member.

                                  Article VIII
                                 Miscellaneous

     8.1 Governing Law. This Agreement, and any question, dispute, or other matter related to or arising from this Agreement, will be governed by the laws of the State of Delaware without reference to conflict of laws principles.

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     8.2  Binding Effect. This Agreement binds the Member and its respective distributees, successors, and assigns and any other person claiming a right or benefit under or covered by this Agreement.

     8.3 Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable (i) that provision will be fully severable and this Agreement will be construed and enforced as if the illegal, invalid, or unenforceable provision had never been part of this Agreement, (ii) the remaining provisions of this Agreement will remain in full force and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement, and (iii) in the place of the illegal, invalid, or unenforceable provision, there will be added automatically to this Agreement a legal, valid, and enforceable provision that is as similar in substance to the illegal, invalid, or unenforceable provision as is possible.

     IN WITNESS WHEREOF, this Agreement is executed as of the date first set forth above.

                                      The Company:

                                      American Seafoods Processing LLC


                                   By:  /s/  Jeffrey W. Davis
                                      ------------------------------------------
                                      Jeffrey W. Davis, hereunto duly authorized

                                      The Sole Member:

                                      American Seafoods International LLC


                                   By:  /s/  Jeffrey W. Davis
                                      ------------------------------------------
                                      Jeffrey W. Davis, hereunto duly authorized

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                        American Seafoods Processing LLC

          Appointment of American Seafoods International LLC as Manager

     The undersigned, American Seafoods International LLC, as sole member of American Seafoods Processing LLC, hereby appoints American Seafoods International LLC as the Manager of American Seafoods Processing LLC effective as of November 30, 2000.

                                      American Seafoods International LLC


                                   By:  /s/  Jeffrey W. Davis
                                      ------------------------------------------
                                      Jeffrey W. Davis, hereunto duly authorized